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SCHEDULE 14A INFORMATION

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Eaton Vance Senior Income Trust (Name of Registrant as Specified in Its Charter)

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EATON VANCE SENIOR INCOME TRUST

Two International Place

Boston, Massachusetts 02110

William H. Park

Chairperson, Board of Trustees

Eaton Vance Senior Income Trust

Dear Shareholder:

At this time, you should have received proxy materials and a WHITE proxy card in connection with Eaton Vance Senior Income Trust’s (the Fund) upcoming Annual Meeting of Shareholders to be held on November 12, 2020. You may have also received proxy materials and a gold proxy card from Saba Capital Management, L.P. and certain opportunistic hedge funds it manages (together, Saba), which have nominated three nominees for election to the Fund’s Board of Trustees (the Board). Discard those materials from Saba, including the gold proxy card, and vote “FOR” the Board-approved Trustee nominees on the enclosed WHITE proxy card.

We believe the Saba nominees were selected not for their qualifications, but for their allegiance to Saba. Don’t let hedge funds focused on seeking short-term profits by nominating trustees to further Saba’s activist agenda put their interests above YOURS. Please vote today!

Your vote is extremely important. The Board unanimously recommends a vote “FOR” all of the highly qualified and experienced incumbent Trustee nominees on the WHITE proxy card.

		FOR ALL NOMINEES	WITHHOLD AUTHORITY FOR ALL NOMINEES	FOR ALL EXCEPT
Proposal 1(a):	To elect three Class I Trustees: (i) Thomas E. Faust Jr. (ii) Cynthia E. Frost (iii) Susan J. Sutherland

The three Board-approved Trustee nominees have and would continue to ensure that the Fund operates in a manner that protects and advances the interests of ALL shareholders, not just the interests of Saba and its clients. Each of the Board-approved nominees has extensive experience:

Board-Approved Trustee Nominees	Relevant Experience
Cynthia E. Frost

•         Extensive experience managing institutional investment portfolios that made use of leverage and derivatives

•         Expertise developing portfolio strategy, managing risk and overseeing portfolio management teams

•         Trustee of 7 Eaton Vance funds that invest primarily in floating-rate loans, including 5 that employ leverage.

•         Chair of the Portfolio Management Committee

Susan J. Sutherland

•         Lengthy experience serving on corporate boards

•         30+ years of professional experience advising companies, investment banks and private equity firms in corporate transactions and investments

•         Trustee of 8 Eaton Vance funds that invest primarily in floating-rate loans, including 6 that employ leverage.

•         Chair of the Compliance Reports and Regulatory Matters Committee

Thomas E. Faust Jr.

•         35 years’ experience in the asset management industry

•         Deep expertise in floating-rate loans and closed-end funds

•         Knowledge of the Eaton Vance organization’s portfolio management practices and operating environment

•         Trustee of 7 Eaton Vance funds that invest primarily in floating-rate loans, including 5 that employ leverage.

THE BOARD’S HIGHLY QUALIFIED AND GENDER-DIVERSE NOMINEES BRING CRITICAL SKILLS, BACKGROUNDS AND PERSPECTIVES TO YOUR BOARD THAT ARE INTEGRAL TO THE EFFECTIVENESS OF THE BOARD AND THE BOARD’S OVERSIGHT OF THE FUND. SABA’S NOMINEES LACK RELEVANT EXPERIENCE AND WOULD DISRUPT THE CONTINUITY OF THE FUND’S OVERSIGHT AND GOVERNANCE DURING A TIME OF UNPRECEDENTED MARKET VOLATILITY AND UNCERTAINTY.

Please take a moment to vote “FOR” the Board-approved Trustee nominees on the enclosed WHITE proxy card. Voting takes just a few minutes and can be done over the phone, by mail or online. Please follow the voting instructions on the enclosed WHITE proxy card. Please do not send back any other proxy card that you might receive. The proxy card you submit with the latest date is the proxy card that will be counted. If you have previously returned a proxy card sent to you by Saba, you can still change your vote.

On behalf of your Board, thank you for your continued support. We look forward to communicating with you further about the Fund’s upcoming Annual Meeting of Shareholders in the coming weeks.

Sincerely,

William H. Park

Chairperson of the Board of Trustees

If you have any questions, you may speak to a live representative at the Fund’s proxy solicitor, AST Fund Solutions, LLC, toll-free at (800) 992-3086.